UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or Section 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2015

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road NE, Suite 210 Atlanta, Georgia 30328
(Address of principal executive offices) Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(d)

On January 20, 2015, the Board of Directors (the “Board”) of Ocwen Financial Corporation (the “Company”) appointed Phyllis R. Caldwell and DeForest Blake Soaries, Jr. to the Board, effective immediately, to fill existing vacancies on the Board and to serve until the Company’s next annual meeting of stockholders and until their respective successors are duly elected and qualified. Ms. Caldwell and Dr. Soaries were appointed pursuant to the Company’s previously disclosed consent order and settlement with the New York Department of Financial Services, effective as of December 19, 2014, which required the Company to add two independent directors to the Board. The Board’s Nomination/Governance Committee and the Board have determined that Ms. Caldwell and Dr. Soaries are independent directors under the listing standards of the New York Stock Exchange.

Phyllis R. Caldwell, 55, is a self-employed finance and economic development adviser. Previously, Ms. Caldwell was Chief, Homeownership Preservation Office at the U.S. Department of the Treasury, responsible for oversight of the U.S. housing market stabilization, economic recovery and foreclosure prevention initiatives established through the Troubled Asset Relief Program, from November 2009 to December 2011. From December 2007 to November 2009, Ms. Caldwell was the President and Chief Executive Officer of the Washington Area Women’s Foundation. Prior to such time, Ms. Caldwell held various leadership roles during her eleven years at Bank of America until her retirement from Bank of America in 2007, serving most recently as President of Community Development Banking. Since January 2014, Ms. Caldwell has served as an independent director of both American Capital Senior Floating, Ltd. (NASDAQ: ACSF) and City First Bank of DC. Ms. Caldwell has also served on the boards of numerous non-profit organizations engaged in housing and community development finance. Ms. Caldwell received her Master of Business Administration from the Robert H. Smith School of Business at the University of Maryland, College Park and holds a Bachelor of Arts in Sociology, also from the University of Maryland.

DeForest B. Soaries, Jr., 63, has served as Senior Pastor of First Baptist Church of Lincoln Gardens since 1990. He formerly served as New Jersey Secretary of State from 1999 to 2002 and as Chairman of the United States Election Assistance Commission from 2004 to 2005. Dr. Soaries was a director of New Era Bank from 1996 to 1998. He currently serves as an independent director at Independence Realty Trust, a position he has held since February 2011 and is chairman of the Compensation Committee. Dr. Soaries has also served as an independent director of the Federal Home Loan Bank of New York since January 2009, where he is vice chairman of the Compensation and Human Resources Committee and also serves as a member of the Technology Committee and the Housing Committee. Dr. Soaries earned a Bachelor of Arts degree at Fordham University, Master of Divinity degree at Princeton Theological Seminary and Doctor of Ministry degree at United Theological Seminary.

Each of Ms. Caldwell and Dr. Soaries will receive compensation for their services as a director in accordance with the Company’s standard compensation program for non-management directors, which provides for an annual retainer of $60,000 paid in cash and an annual award of restricted shares of common stock valued at $80,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION
(Registrant)

Date: January 21, 2015	By:	/s/ Michael R. Bourque, Jr.
Michael R. Bourque, Jr.
Executive Vice President & Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)